                                                                      Exhibit 12

                      Dime Bancorp, Inc. and Subsidiaries
                                  Exhibit 12
                      Ratio of Earnings to Fixed Charges
                            (Dollars in thousands)

                                                        For the
                                                          Six
                                                        Months
                                                         Ended
                                                        June 30,           For the Year Ended December 31,
                                                                --------------------------------------------------------
                                                         1998        1997        1996        1995       1994      1993
                                                      ----------  ----------  ----------  ----------  --------  --------
Excluding Interest on Deposits from Fixed Charges
-------------------------------------------------
Earnings:
    Income before income taxes, extraordinary item
      and cumulative effect of a change in
      accounting principle                              $169,875  $  198,208  $  154,240  $  109,912  $ 67,703  $ 19,864
    Fixed charges                                        191,269     348,297     364,093     429,715   309,193   184,012
                                                      ----------  ----------  ----------  ----------  --------  --------
            Total earnings as adjusted                  $361,144  $  546,505  $  518,333  $  539,627  $376,896  $203,876
                                                      ==========  ==========  ==========  ==========  ========  ========

Fixed charges:
    Interest expense on borrowed funds                  $185,097  $  340,394  $  358,187  $  423,053  $303,216  $178,464
    Portion of rent expense deemed representative
      of interest factor (1)                               6,172       7,903       5,906       6,662     5,977     5,548
                                                      ----------  ----------  ----------  ----------  --------  --------
            Total fixed charges                         $191,269  $  348,297  $  364,093  $  429,715  $309,193  $184,012
                                                      ==========  ==========  ==========  ==========  ========  ========

Ratio of earnings to fixed charges excluding interest
  on deposits                                              1.89x       1.57x       1.42x       1.26x     1.22x     1.11x


Including Interest on Deposits in Fixed Charges
-----------------------------------------------
Earnings:
    Income before income taxes, extraordinary item
      and cumulative effect of a change in
      accounting principle                              $169,875  $  198,208  $  154,240  $  109,912  $ 67,703  $ 19,864
    Fixed charges                                        469,334     907,656     895,309     954,167   713,762   595,487
                                                      ----------  ----------  ----------  ----------  --------  --------
            Total earnings as adjusted                  $639,209  $1,105,864  $1,049,549  $1,064,079  $781,465  $615,351
                                                      ==========  ==========  ==========  ==========  ========  ========

Fixed charges:
    Interest expense on borrowed funds                  $185,097  $  340,394  $  358,187  $  423,053  $303,216  $178,464
    Interest expense of deposits                         278,065     559,359     531,216     524,452   404,569   411,475
    Portion of rent expense deemed representative of
      interest factor (1)                                  6,172       7,903       5,906       6,662     5,977     5,548
                                                      ----------  ----------  ----------  ----------  --------  --------
            Total fixed charges                         $469,334  $  907,656  $  895,309  $  954,167  $713,762  $595,487
                                                      ==========  ==========  ==========  ==========  ========  ========

Ratio of earnings to fixed charges including interest
  on deposits                                              1.36x       1.22x       1.17x       1.12x     1.09x     1.03x

(1)  Represents one-third of total rent expense.
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